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                                  Exhibit 5.1

                               Opinion of Counsel
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                               ALSTON & BIRD LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                 June 3, 1998

       Harry's Farmers Market, Inc.
       1180 Upper Hembree Road
       Roswell, Georgia 30076

            Re:  Registration Statement on Form S-8
                 Stock Options Granted to Certain Directors

       Ladies and Gentlemen:

            We have acted as counsel for Harry's Farmers Market, Inc., a Georgia corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering an aggregate of 60,000 shares of the Corporation's Class A common stock, no par value ("Common Stock"), that may be issued upon exercise of stock options granted to Robert C. Glustrom and John D. Branch (the "Options"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

            In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

            Based upon the foregoing, it is our opinion that the 60,000 shares of Common Stock covered by the Registration Statement and to be issued upon exercise of the Options, when issued accordance with the terms and conditions of the Option Agreements under which they were granted, will be legally and validly issued, fully paid and nonassessable.

            This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.
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            We hereby consent to the filing of this opinion as an exhibit to the
       Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                      Sincerely,

                                      ALSTON & BIRD LLP


                                      By:   /s/ LAURA G. THATCHER
                                         -----------------------------------
                                           Laura G. Thatcher, a Partner
       LGT:lgt